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                                                                       EXHIBIT A

   LIST OF EXECUTIVE OFFICERS AND DIRECTORS OF TRAVELCENTERS OF AMERICA, INC.
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       DIRECTORS AND EXECUTIVE                      RESIDENCE OR                       PRINCIPAL OCCUPATION
       -----------------------                      ------------                       --------------------
        OFFICERS (CITIZENSHIP)                    BUSINESS ADDRESS
        ----------------------                    ----------------

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
Edwin P. Kuhn (U.S.)                    24601 Center Ridge Road                President, Chief Executive Officer
Director and Executive Officer          Suite 200                              and Director of TravelCenters and
                                        Westlake, Ohio  44145                  its subsidiaries.

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James W. George (U.S.)                  24601 Center Ridge Road                Senior Vice President, Chief
Executive Officer                       Suite 200                              Financial Officer and Secretary of
                                        Westlake, Ohio  44145                  TravelCenters and its subsidiaries.

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Timothy L. Doane (U.S.)                 24601 Center Ridge Road                Senior Vice President, Market
Executive Officer                       Suite 200                              Development of TravelCenters and its
                                        Westlake, Ohio  44145                  subsidiaries.

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Michael H. Hinderliter (U.S.)           24601 Center Ridge Road                Senior Vice President, Marketing of
Executive Officer                       Suite 200                              TravelCenters and its subsidiaries.
                                        Westlake, Ohio  44145

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Steven C. Lee (U.S.)                    24601 Center Ridge Road                Vice President and General Counsel
Executive Officer                       Suite 200                              of TravelCenters and its
                                        Westlake, Ohio  44145                  subsidiaries.

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Margaret M. Eisen (U.S.)                GM Building                            Managing Director, North American
Director                                767 Fifth Avenue                       Equities at General Motors
                                        New York, New York 10153               Investment Management Corporation,
                                                                               the investment advisor to First
                                                                               Plaza Group Trust.

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Robert B. Calhoun, Jr. (U.S.)           650 Madison Avenue                     President of Clipper Capital
Director                                9th Floor                              Partners L.P., which manages private
                                        New York, New York 10022               equity investments on behalf of
                                                                               institutional investors.

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Eugene P. Lynch (U.S.)                  650 Madison Avenue                     Managing Director of Clipper Capital
Director                                9th Floor                              Partners L.P., which manages private
                                        New York, New York 10022               equity investments on behalf of
                                                                               institutional investors.

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Louis J. Mischianti (U.S.)              One Station Place                      Employed by Olympus Advisory
Director                                Stamford, Connecticut 06902            Partners, Inc., a private equity
                                                                               company and an affiliate of Olympus
                                                                               Private Placement Fund, L.P.

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
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Rolf H. Towe (U.S.)                     650 Madison Avenue                     Senior Managing Director of Clipper
Director                                9th Floor                              Capital Partners L.P., which manages
                                        New York, New York 10022               private equity investments on behalf
                                                                               of institutional investors.


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Harrison T. Bubb (U.S.)                 57 York Drive                          Retired -- part-time consultant.
Director                                Hudson, Ohio 44236                     Prior to retirement in April 1997,
                                                                               Vice President, Strategic
                                                                               Development (USA) of The British
                                                                               Petroleum Company.
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